                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 FORM 8-K/A-1

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): September 4, 1997




                              ROCKIES FUND, INC.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



       NEVADA                       0-12444-D                84-0928022
-------------------------   ------------------------    -------------------
(State or other jurisdic-   (Commission file number)       (IRS Employer
 tion of incorporation                                  Identification No.)
 or organization)




           4465 Northpark Drive, Colorado Springs, Colorado 80907
         -------------------------------------------------------------
        (Address of principal executive offices)            (Zip Code)




       Registrant's telephone number, including area code: 719-590-4900



         ____________________________________________________________
         (Former name or former address, if changed since last report)
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ITEM 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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               (a) AND (b)    FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL
                              INFORMATION
               -----------------------------------------------------------
               This Report covers the purchase by Rockies Fund, Inc. (the "Company") of a commercial office building consisting of approximately 9,500 square feet (the "Property") located in Colorado Springs, Colorado.

               The Company plans to make certain improvements to the Property and to offer the space for lease. The Company plans to hold the Property for investment purposes.

               Prior to the Company's purchase of the Property, the Property was occupied by its former owner. As a result, there exist no historical income statements related to the operation of the Property, and there exists no historical data upon which to base any estimates of future results of operations.

               The Company incorporates herein by this reference its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, S.E.C. File No. 0-12444-D, as filed with the Commission on November 18, 1997. The Statement of Assets and Liabilities as of September 30, 1997 contained in such Quarterly Report on Form 10-Q gives effect as of September 30, 1997 to the purchase of the Property for a purchase price of $600,000, and the corresponding mortgage note liability in the aggregate amount of $500,000.

               For the foregoing reasons, the Company believes that no other financial statements or pro forma financial information is necessary.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ROCKIES FUND, INC.



Date:   November 18, 1997          By: /s/ Stephen G. Calandrella
        -----------------          -----------------------------------
                                   Stephen G. Calandrella, President